Exhibit 10.8

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of 11 August 2024, by and between Liberty Property Limited Partnership (“Landlord”) and American Bear Logistics Corp (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have entered into a Lease dated July 18, 2024, pursuant to which Landlord leased to Tenant certain premises consisting of approximately 56,264 square feet located at 1071 Thorndale Avenue, Bensenville, IL 60106 (the “Premises”), such lease, as heretofore modified, being herein referred to as the “Lease”; and

WHEREAS, a scrivener’s error occurred in the drafting of the Lease whereby the Building street address was drafted as 1071 Thorndale Avenue; and

WHEREAS, Landlord and Tenant hereby desire to correct the Building street address to 1065 Thorndale Avenue; and

WHEREAS, the parties hereto now desire to amend and modify said Lease as more fully hereinafter set forth.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the Premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Landlord and Tenant hereby acknowledge and agree that the Building street address is hereby revised to reflect 1065 Thorndale Avenue.

2. Except as herein amended, the terms and conditions of the Lease and any amendments thereto, shall continue in full force and effect and the Lease (and any amendments thereto) as amended herein is hereby ratified and affirmed by Landlord and Tenant.

IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the day and year first above written.

TENANT:		LANDLORD:

AMERICAN BEAR LOGISTICS CORP. an Illinois S corporation		LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership

		By:	Liberty Property Trust a Maryland real estate investment trust its general partner

By:	/s/ Henry Liu	By:	/s/ Sean Olvany
Name:	Henry Liu	Name:	Sean Olvany
Title:	PRESIDENT	Title:	Vice President Market Officer